Exhibit 99.1

ARES CAPITAL CORPORATION SCHEDULES EARNINGS RELEASE FOR
THE FISCAL YEAR ENDED DECEMBER 31, 2011

NEW YORK, NY — January 25, 2012 — Ares Capital Corporation (NASDAQ: ARCC) announced today that it will report earnings for the fiscal year ended December 31, 2011 on Tuesday, February 28, 2012.

Ares Capital Corporation invites all interested persons to attend its webcast/conference call at 11:00 a.m. (Eastern Time) on Tuesday, February 28, 2012 to discuss its 2011 fiscal year end financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.arescapitalcorp.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (866) 843-0890. International callers can access the conference call by dialing +1 (412) 317-9250.  All callers will need to enter the Participant Elite Entry Number 7882092 followed by the # sign and reference “Ares Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.  For interested parties, an archived replay of the call will be available approximately one hour after the end of the conference through March 12, 2012 to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088.  For all replays, please reference conference number 10008893.  An archived replay will also be available on a webcast link located on the Home page of the Investor Resources section of our website.

ABOUT ARES CAPITAL CORPORATION

Headquartered in New York and with offices in Atlanta, Chicago, Los Angeles and Washington, D.C., Ares Capital is a leading specialty finance company that provides one-stop financing solutions to U.S. middle market companies and private equity sponsors. Ares Capital invests primarily in first and second lien loans and mezzanine debt, which in some cases includes an equity component. To a lesser extent, Ares Capital also makes equity investments. Ares Capital, which has elected to be regulated as a business development company under the Investment Company Act of 1940, is externally managed by Ares Capital Management LLC, a wholly owned subsidiary of Ares Management LLC. Ares Management LLC is a global alternative asset manager and a Securities and Exchange Commission registered investment adviser with approximately $46 billion of committed capital under management as of December 31, 2011. For more information, visit www.arescapitalcorp.com.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ares Capital Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

AVAILABLE INFORMATION

Ares Capital Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescapitalcorp.com.

CONTACT

Carl G. Drake
Ares Capital Corporation
404-814-5204